EXHIBIT (a)(5)(vii)

EXHIBIT (a)(5)(vii)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Schedule TO Issuer Tender Offer Statement (Securities Act File No. 333-52372) of BlackRock Senior Floating Rate Fund II, Inc. (the “Fund”) (formerly Merrill Lynch Senior Floating Rate Fund II, Inc.) of our reports dated October 23, 2006 relating to the financial statements and financial highlights of the Fund and of Master Senior Floating Rate LLC (the “Master LLC”) (formerly Master Senior Floating Rate Trust), appearing in the corresponding Annual Reports on Form N-CSR of the Fund and of the Master LLC for the year ended August 31, 2006, and of our reports dated October 21, 2005 relating to the financial statements and financial highlights of the Fund and of the Master LLC, appearing in the corresponding Annual Reports on Form N-CSR of the Fund and of the Master LLC for the year ended August 31, 2005. We also consent to the reference to us under the heading “Financial Statements”, which is part of this Issuer Tender Offer Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
August 21, 2007